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EXHIBIT 10.11

RIGHT NOW TECHNOLOGIES, INC.
FORM OF NON-INCENTIVE STOCK OPTION AGREEMENT
FOR EXECUTIVE OFFICERS

        RIGHTNOW TECHNOLOGIES, INC. (the "Company"), acting pursuant to the Amended and Restated 1998 Long-Term Incentive and Stock Option Plan (the "Plan"), hereby grants to [NAME OF OPTION HOLDER] (the "Option Holder") options to purchase shares of common stock, $.001 par value ("Common Stock"), of the Company upon the following terms and conditions and in all respects subject to the provisions of the Plan, the terms of which are incorporated by reference.

        1.     Grant of Option.    The Company hereby grants to Option Holder, as of [DATE OF GRANT], an option (the "Option") to purchase from the Company up to [NUMBER OF SHARES] shares of Common Stock of the Company at a price per share equal to $[EXERCISE PRICE] (being at least equal to the fair market value of the Common Stock on the date of grant), in the amounts, during the periods, and upon the terms and conditions as set forth in this Agreement. The issuance of the shares of Common Stock upon the exercise of the Option shall be subject to the restrictive provisions set forth in Section 11 hereof. This Option is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

        2.     Time of Exercise.    The vested portion of the Option is exercisable in whole or in part (but not as to any fractional shares) at any time prior to the termination of the Option. The Option shall vest in the following manner:

If Option Holder remains in the employ of the Company through the date:	Vested Number of Shares
Six (6) months from the date of grant	12.5% of shares
Twelve (12) months from the date of grant	25% of shares
Eighteen (18) months from the date of grant	37.5% of shares
Twenty-four (24) months from the date of grant	50% of shares
Thirty (30) months from the date of grant	62.5% of shares
Thirty-six (36) months from the date of grant	75% of shares
Forty-two (42) months from the date of grant	87.5% of shares
Forty-eight (48) months from the date of grant	100% of shares

The right to purchase shares under the Option shall be cumulative, and shares not purchased in any year may be purchased in subsequent years, subject to the termination provisions contained elsewhere herein.

        3.     Exercise of Option.    The exercise of the Option shall entitle the Option Holder to purchase shares of Common Stock of the Company in the manner set forth in Section 7 hereof.

        4.     Term.    The Option will terminate at the first of the following:

        (a)   5 p.m. on the tenth anniversary of grant.

        (b)   5 p.m. on the date which is six months after the date of the death or disability of the Option Holder.

        (c)   5 p.m. on the date 90 days following the date the Option Holder's employment with the Company terminates; provided, however, that if the Option Holder's employment is terminated for cause, the Option shall terminate at 5 p.m. on the date 30 days following the date the Option Holder's employment with the Company terminates.

        5.     Rights in Event of Death or Disability.    If the Option Holder dies or becomes disabled prior to the termination date specified in Section 4 hereof without having exercised the Option as to all the shares then exercisable, the Option may be exercised with respect to all such shares prior to the date specified in Section 4(b) by (i) the Option Holder's estate or a person who acquired the right to exercise the Option by bequest or inheritance or by reason of the death of the Option Holder in the event of the Option Holder's death, or (ii) the Option Holder or his personal representative or attorney-in-fact in the event of the Option Holder's disability, subject to the other terms of this Agreement and applicable laws, rules, and regulations.

        6.     Restrictions on Exercise.    This Option:

        (a)   may be exercised only with respect to full shares and no fractional share of stock shall be issued;

        (b)   may not be exercised in whole or in part and no cash or certificates representing shares subject to such option shall be delivered, if any requisite approval or consent of any government authority of any kind or having jurisdiction over the exercise of options shall not have been secured; or

        (c)   may be exercised only at such time that the sale of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws.

        7.     Manner of Exercise.

        (a)   The Option Holder or beneficiary shall, in order to exercise the Option, give written notice to the Company of the number of shares which he or she will purchase. Such notice shall be accompanied by payment in full of the Option Exercise Price for all shares designated in the notice.

        (b)   The Option Holder may pay the option price in cash, by check (bank check, certified check or personal check), by money order, or with the approval of the Company (i) by delivering to the Company for cancellation shares of Common Stock with a fair market value as of the date of exercise equal to the option price or the portion thereof being paid by tendering such shares, (ii) by delivering to the Company the full option price in a combination of cash and Option Holder's full recourse liability promissory note with a principal amount not to exceed eighty percent (80%) of the option price and a term not to exceed five (5) years, which promissory note shall provide for interest on the unpaid balance thereof which at all times is not less than the minimum rate required to avoid the imputation of income, original issue discount or a below-market rate loan pursuant to Sections 483, 1274 or 7872 of the Code or any successor provisions thereto or (iii) by delivering to the Company a combination of cash, the Option Holder's promissory note and shares of Common Stock with an aggregate fair market value and a principal amount equal to the option price. For these purposes, the fair market value of the Company's Common Stock shall be as reasonably determined by the Company.

        (c)   Upon receipt of payment for the shares being purchased and such documents referenced in the preceding sentence, the Company shall, as expeditiously as possible, deliver to the Option Holder a certificate or certificates for such shares out of authorized but theretofore unissued shares of its Common Stock or issued shares which have been reacquired by the Company.

        8.     Assignability.    The Option is not assignable or transferable by the Option Holder except by will or by the laws of descent or distribution. Subject to the foregoing sentence, the Option shall inure to the benefit of and be binding upon the successors and assigns of the Option Holder.

        9.     No Right to Continued Employment; No Rights as a Shareholder.    This Agreement shall not confer on the Option Holder any right with respect to continuance of employment by the Company, nor will it interfere in any way with the right of the Company to terminated such employment at any time. The Option Holder will have no rights as a shareholder with respect to any shares covered by the Option until the issuance of a certificate or certificates to the Option Holder for the shares. Except as otherwise provided in Section 10 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of full payment of the Option Exercise Price.

        10.   Capital Adjustments and Reorganization.    The number of shares of Common Stock covered by the Option, and the Option Exercise Price thereof, shall be subject to appropriate proportionate adjustment to reflect any stock dividend, stock split, share combination, separation, reorganization, liquidation or the like, of or by the Company.

        11.   Restrictions on Transfer; Stock Restriction Agreement.

        In addition to the other conditions set forth herein, the Option Holder agrees, in connection with the grant of this Option and the issuance of any shares of Common Stock upon the exercise thereof, to execute on the date hereof (or such later date, but in no event later than the date on which the Option is exercised) the Company's Stock Restriction Agreement in such form as the Company, in its sole discretion, shall request. Pursuant to such Stock Restriction Agreement, shares of Common Stock which shall be issued to the Option Holder upon the exercise of this Option shall be subject to certain restrictions on transferability as set forth in such Stock Restriction Agreement.

        Option Holder further agrees that, if so requested by the Company or any other representative of the underwriters (the "Managing Underwriter") in connection with any registration of the offering of any securities of the Company under the Securities Act of 1933, as amended (the "Securities Act"), Option Holder shall not sell, pledge, margin, or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the "Market Standoff Period") following the date of the final prospectus relating to such offering. Such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

        12.   Subject to Plan.    This Option and the grant and exercise thereof are subject to the terms and conditions of the Plan, but the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement. In addition, this Option is subject to the rules and regulations promulgated pursuant to the Plan, now or hereafter in effect.

        13.   Tax Matters.    In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of the Option, and in order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from the Option Holder. The Option Holder may elect to satisfy his or her federal and state income tax withholding obligations upon exercise of this option by (i) having the Company withhold a portion of the shares of Common Stock otherwise to be delivered upon exercise of such option having a fair market value equal to the amount of federal and state income tax required to be withheld upon such exercise, in accordance with such rules as the Company may from time to time establish, or (ii) delivering to the Company shares of its Common Stock other than the shares issuable upon exercise of such option with a fair market value equal to such taxes, in accordance with such rules.

        14.   Securities Law Matters.    The Option Holder hereby represents and agrees that any shares which he or she may acquire pursuant to the exercise of this Option will be acquired for the Option Holder's own account, for long-term investment purposes and not with a view toward the distribution or sale thereof. The Option Holder acknowledges that under the terms of the Plan to which this Agreement is subject, effectiveness of any exercise herein and the issuance of shares to the Option Holder upon any such exercise of this option may be delayed in order to permit the Company to comply at such time with relevant federal and state securities laws in connection with such issuance. The Option Holder acknowledges that the Company is not, and will at no time be, under any obligation to the Option Holder to register any shares issued upon exercise herein under any federal or state securities laws and that, consequently: (a) at the time of acquisition such shares may not be registered under either federal or applicable state securities laws, (b) the Company will be relying upon the foregoing investment representation of the Option Holder in agreeing to issue such shares to the Option Holder, (c) the transferability of such shares may be subject to the restrictions imposed by all applicable federal and state securities laws on unregistered shares, and (d) the certificates evidencing such shares may be imprinted with an appropriate legend setting forth such restrictions on transferability.

        15.   Acceleration of Exercisability Upon Change in Control.

        (a)   Notwithstanding any installment or delayed exercise provision contained in this Agreement that would result in this Option becoming exercisable in full or in part at a later date, upon the occurrence of a "Change in Control" (as defined below):

          (i)    If in connection with the Change in Control, the Acquiring Person (as defined below) elects to continue this Option in effect and to replace the shares of Common Stock issuable upon exercise of this Option with other equity securities that are registered under the Securities Act of 1933 and are freely transferable under all applicable federal and state securities laws and regulations, this Option shall become exercisable in full if within twelve months of the date of the Change in Control, (i) Option Holder's employment with the Company (or any successor company or affiliated entity with which Option Holder is then employed) is terminated by the Company or such other employer without Cause (as defined below), (ii) Option Holder's employment with the Company (or any successor company or affiliated entity with which Option Holder is then employed) is terminated by the Option Holder for "Good Reason" (as defined below), or (iii) any earlier date provided under this Agreement. In the event of any such Change in Control, the number of shares issuable upon exercise of this Option shall be determined by using the exchange ratio used for other outstanding shares of the Company's Common Stock in connection with the Change in Control, or if there is no such ratio, an exchange ratio to be mutually agreed upon by the Acquiring Person and the Continuing Directors (as defined below), and the exercise price per share shall be adjusted accordingly so as to preserve the same economic value in this Option as existed prior to the Change in Control. Also in the event of any such Change in Control, all references herein to the Common Stock shall thereafter be deemed to refer to the replacement equity securities issuable upon exercise of this Option, references to the Company shall thereafter be deemed to refer to the issuer of such replacement securities, and all other terms of this Option shall continue in effect except as and to the extent modified by this subparagraph.

          (ii)   If the Change in Control does not meet the criteria specified in subparagraph (a)(i) above, this Option shall become exerciseable in full immediately upon the Change in Control.

        (b)   For purposes hereof, the following terms shall have the definitions set forth below:

          (i)    "Change in Control" shall mean:

            (A)  the public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than the Company or any of its subsidiaries, has become the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the combined voting power of the Company's then outstanding voting securities in a transaction or series of transactions;

            (B)  the "Continuing Directors" (as defined below) cease to constitute a majority of the Company's Board of Directors;

            (C)  the shareholders of the Company approve (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's stock would be converted into cash, securities or other property, other than a merger of the Company in which shareholders immediately prior to the merger have the same proportionate ownership of stock of the surviving corporation immediately after the merger; (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (z) any plan of liquidation or dissolution of the Company; or

            (D)  the majority of the Continuing Directors determine in their sole and absolute discretion that there has been a change in control of the Company.

          (ii)   "Continuing Director" shall mean any person who is a member of the Board of Directors of the Company, while such a person is a member of the Board of Directors, who is not an Acquiring Person (as hereinafter defined) or an Affiliate or Associate (as hereinafter defined) of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who (A) was a member of the Board of Directors on the date of this Agreement or (B) subsequently becomes a member of the Board of Directors, if such person's initial nomination for election or initial election to the Board of Directors is recommended or approved by a majority of the Continuing Directors.

          (iii)  "Acquiring Person" shall mean any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who or which, together with all Affiliates and Associates of such person, is the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities, but shall not include the Company, any subsidiary of the Company; and "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

          (iv)  For purposes of this Agreement, termination of employment for "Cause" shall mean termination by the Company of Option Holder's employment based upon (i) the willful and continued failure by Option Holder substantially to perform his or her duties and obligations (other than any such failure resulting from his or her incapacity due to physical or mental illness or any such actual or anticipated failure resulting from Option Holder's termination for "Good Reason" as defined below), (ii) the Option Holder's conviction or plea bargain in connection with the commission or alleged commission of any felony or gross misdemeanor involving moral turpitude, fraud or misappropriation of funds, or (iii) the willful engaging by Option Holder in misconduct which causes substantial injury to the Company, its other employees or its clients, whether monetarily or otherwise. For purposes of this paragraph, no action or failure to act on Option Holder's part shall be considered "willful" unless done, or omitted to be done, by Option Holder in bad faith and without reasonable belief that his or her action or omission was in the best interests of the Company.

          (v)   "Good Reason" shall mean the occurrence of any of the following events following a Change in Control, except for the occurrence of such an event in connection with the termination of Option Holder's employment by the Company (or any successor company or affiliated entity then employing Option Holder) for Cause, Disability or death:

            (A)  the assignment to Option Holder of employment duties or responsibilities which are not substantially comparable in responsibility and status to the employment duties and responsibilities held by Option Holder immediately prior to the Change in Control;

            (B)  a reduction in Option Holder's base salary as in effect immediately prior to the Change in Control or as the same may be increased from time to time during the term of this Agreement; or

            (C)  requiring Option Holder to work in a location more than 50 miles from Option Holder's office location immediately prior to the Change in Control, except for requirements of temporary travel on the Company's business to an extent substantially consistent with Option Holder's business travel obligations immediately prior to the Change in Control.

        (c)   If a Change in Control shall occur, the Continuing Directors in their sole discretion, and without the consent of Option Holder, may determine that Option Holder shall receive, in lieu of some or all of the shares of Common Stock subject to this Option, as of the effective date of any such Change in Control, cash in an amount equal to the excess of the Fair Market Value of such shares on the effective date of such Change in Control over the exercise price per share of this Option, subject to any applicable withholding for income or payroll taxes.

        16.   Law Governing.    This Agreement is intended to be performed in the State of Montana and shall be construed and enforced in accordance with and governed by the laws of such state.

RIGHTNOW TECHNOLOGIES, INC.
By:
Greg Gianforte Chief Executive Officer
OPTION HOLDER
[NAME OF OPTION HOLDER]

SCHEDULE OF MATERIAL DIFFERENCES
TO EXHIBIT 10.11

Name of Option Holder	Date of Grant	Number of Shares*	Exercise Price*	Vesting Schedule		Vesting Acceleration

Alan A. Rassaby	6/21/04	30,614	$4.90	December 21, 2004 June 21, 2005 December 21, 2005 June 21, 2006 December 21, 2006 June 21, 2007 December 21, 2007	6,378 shares 5,613 shares 5,612 shares 3,572 shares 3,571 shares 2,934 shares 2,934 shares	If Mr. Rassaby's employment is terminated other than for cause, the vesting of an additional 12.5% of then unvested options shall be accelerated.
Alan A. Rassaby	4/30/03	6,250	$1.00	The option shall vest 100% of shares on October 31, 2003.		If Mr. Rassaby's employment is terminated other than for cause, the vesting of an additional 12.5% of then unvested options shall be accelerated.
Alan A. Rassaby	3/19/03	32,500	$1.00	The option shall vest 100% of shares on date of grant.		If Mr. Rassaby's employment is terminated other than for cause, the vesting of an additional 12.5% of then unvested options shall be accelerated.
						Option terminates July 10, 2010 (or earlier if employment terminates earlier)
Peter P. Dunning	8/6/03	400,000	$1.00	No differences.		If Mr. Dunning's employment is terminated other than for cause, the vesting of an additional 25% of then unvested options shall be accelerated.
Sean C. Forbes	12/19/01	380,000	$1.00	No differences.		If Mr. Forbes's employment is terminated other than for cause, the vesting of an additional 25% of then unvested options shall be accelerated.

This schedule sets forth the material terms, to the extent they are different, of the non-incentive stock option agreements with each of the executive officers of RightNow Technologies, Inc. The form is filed herewith.

*
Share numbers and exercise prices do not reflect the two-for-three reverse stock split of RightNow Technologies, Inc.'s capital stock that was effected on July 14, 2004.

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  EXHIBIT 10.11
RIGHT NOW TECHNOLOGIES, INC. FORM OF NON-INCENTIVE STOCK OPTION AGREEMENT FOR EXECUTIVE OFFICERS
SCHEDULE OF MATERIAL DIFFERENCES TO EXHIBIT 10.11